Exhibit 23.3

March 29, 2002

Golden Star Resources
10579 Bradford Road, Suite 103
Littleton, CO 80127-4247
USA

Re:  Qualifying Report on the Bogoso-Prestea Project, Ghana

Dear Sirs:

Associated Mining Consultants Ltd. (AMCL) and Messrs. Keith McCandlish, P.Geol. and Alan L. Craven, P.Eng. consent to the incorporation by reference in this Registration Statement on Form S-3 (File No. 333-82106) of Golden Star Resources Ltd. (the “Company”) of the statements of reserves, production and mineral deposits at the Bogoso and Prestea properties included in this Prospectus by reference to the Annual Report of the Company on Form 10-K for the year ended December 31, 2001 included in reliance on our Qualifying Report on the Bogoso-Prestea Project, Ghana, dated December 13, 2001, prepared by Keith McCandlish, P.Geol., and Alan L. Craven, P.Eng. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Yours Sincerely,

ASSOCIATED MINING CONSULTANTS LTD.

/s/ KEITH MCCANDLISH

Keith McCandlish, P.Geol.
Manager of Mineral Services